                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  / X /

Filed by a Party other than the Registrant  /   /

Check the appropriate box:

/   /   Preliminary Proxy Statement

/ X /   Definitive Proxy Statement

/ X /   Definitive Additional Materials

/   /   Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12


                     Peoples Heritage Financial Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                Gerard L. Hawkins
                       Elias, Matz, Tiernan & Herrick LLP
                                 734 15th Street
                             Washington, D.C. 20005
                                 (202) 347-0300
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

/ X /   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/   /   $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

/   /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of Securities to which transaction applies:

                                          N/A
        ------------------------------------------------------------------------

        2)  Aggregate number of securities to which the transaction applies:

                                          N/A
        ------------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                          N/A
        ------------------------------------------------------------------------

        4)  Proposed maximum aggregate value of transaction:

                                          N/A
        ------------------------------------------------------------------------


/ X /   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

            $125
        ------------------------------------------------------------------------

        2)  Form, Schedule or Registration Statement No.:

            Preliminary Proxy Materials
        ------------------------------------------------------------------------

        3)  Filing Party:

            Peoples Heritage Financial Group, Inc.
        ------------------------------------------------------------------------

        4)  Date Filed:

            February 23, 1996
        ------------------------------------------------------------------------


1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                                  [COMPANY LOGO]

                                 March 22, 1996

Dear Stockholder:

     On behalf of the Board of Directors I cordially invite you to attend the Annual Meeting of Stockholders of Peoples Heritage Financial Group, Inc., which will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 23, 1996 at 10:30 a.m., local time. The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Peoples Heritage Financial Group, Inc. are sincerely appreciated.

                                          Sincerely,

                                          /s/ William J. Ryan

                                          William J. Ryan
                                          Chairperson, President and
                                             Chief Executive Officer

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 P.O. BOX 9540
                              ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207)761-8500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Peoples Heritage Financial Group, Inc. (the "Company") will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 23, 1996 at 10:30 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

          1. To elect three Directors for a three-year term and in each case until their successors are elected and qualified;

          2. To amend the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 30,000,000 to 100,000,000;

          3. To adopt a 1996 Equity Incentive Plan for key employees of the Company;

          4. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1996; and

          5. To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed March 15, 1996 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                        By Order of the Board of Directors

                                        /s/ Carol L. Mitchell

                                        Carol L. Mitchell, Esq.
                                        Senior Vice President, General Counsel,
                                          Secretary and Clerk

Portland, Maine
March 22, 1996

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.

                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is being furnished to stockholders of Peoples Heritage Financial Group, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the Annual Meeting of Stockholders of the Company to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 23, 1996 at 10:30 a.m., local time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders (the "Annual Meeting"). This Proxy Statement is first being mailed to stockholders on or about March 22, 1996.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for Director described herein and the other matters described below and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Clerk of the Company written notice thereof (Carol L. Mitchell, Esq., Senior Vice President, General Counsel, Secretary and Clerk; Peoples Heritage Financial Group, Inc., P.O. Box 9540, One Portland Square, Portland, Maine 04112-9540); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Clerk notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only stockholders of record at the close of business on March 15, 1996 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 17,009,949 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.

     The persons receiving the greatest number of votes of the Common Stock, up to the number of Directors to be elected, shall be elected as Directors of the Company. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required for approval of (i) the proposal to amend the Articles of Incorporation of the Company (the "Articles of Incorporation") to increase the number of authorized shares of Common Stock and (ii) the proposal to adopt the Peoples Heritage Financial Group, Inc. 1996 Equity Incentive Plan ("1996 Equity Plan"). The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1996 and to approve any other matter submitted to the stockholders for their consideration at the Annual Meeting.

     With regard to the election of Directors, stockholders may vote in favor of or withhold authority to vote for one or more nominees for Director. Votes that are withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals and accordingly will have no effect. Abstentions may be specified on all other proposals. Because the proposals to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock and to adopt the 1996 Equity Plan require the approval of the holders of a majority of all outstanding shares of Common Stock, an abstention on either proposal will have the same effect as a vote against such proposal. Abstentions will not be counted in determining the votes cast in connection with the proposal to ratify the Company's auditors and thus will have no effect on such proposal.

     With the exception of the proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock, under the rules of the New York Stock Exchange, all of the proposals of the Company described herein are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the Annual Meeting. Accordingly, the only proposal subject to "broker non-votes" is the proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock. "Broker non-votes" will have the same effect as a vote against such proposal.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL ONE)

     The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of Directors is to be elected annually. A resolution of the Board of Directors adopted pursuant to the Company's Articles of Incorporation has established the number of Directors at ten.

     Each of the three Directors up for election at the Annual Meeting currently is a Director of the Company. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a Director at the Annual Meeting of Stockholders, and no Director is related to any other Director or executive officer of the Company or of any of its subsidiaries by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as Director if elected.

     The following table presents information concerning the nominees for Director and the Directors whose terms continue, including each such person's tenure as a Director of the Company or its subsidiaries. Where applicable, service as a Director includes service as a Director of Peoples Heritage Bank
(the "Bank"), the Company's principal banking subsidiary, and its predecessors.

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 1999

                                                POSITION WITH THE COMPANY
                                                AND PRINCIPAL OCCUPATION                  DIRECTOR
     NAME                  AGE                 DURING THE PAST FIVE YEARS                  SINCE
     ----                  ---                 --------------------------                 --------
Everett W. Gray             69    Director of the Company; Director of the Bank;            1971
                                  retired attorney; former senior partner of the law
                                  firm of Gray, Gray & Palmer of Bangor, Maine; member
                                  of the Maine State Bar Association and past President
                                  of the Penobscot County Bar Association; Chair of the
                                  Title Standards subcommittee of the Maine State Bar
                                  Association; former chair of the Real Estate Section
                                  of the Maine State Bar Association; Trustee, Brewer
                                  Water District; Chair, Brewer Voter Registration
                                  Appeals Board.

William J. Ryan             52    Chairperson, President and Chief Executive Officer of     1989
                                  the Company and former Vice Chairperson of the Board
                                  of Directors of the Company; Director, President and
                                  Chief Executive Officer of the Bank; prior to joining
                                  the Company and the Bank in July 1989, held various
                                  positions with banking subsidiaries of Bank of New
                                  England Corporation, including President and Chief
                                  Executive Officer of Bank of New England North,
                                  Lowell, Massachusetts from January 1989 to July 1989
                                  and Executive Vice President of Bank of New England,
                                  Boston, Massachusetts from July 1986 to January 1989
                                  and President and Chief Executive Officer of Bank of
                                  New England Bay State, Lawrence, Massachusetts from
                                  January 1985 to June 1986. Trustee of the Portland
                                  Museum of Art; Director of New England Student Loan
                                  Association; Director, Blue Cross/Blue Shield of
                                  Maine and member of its Finance Committee; Director
                                  of Nissan Baking Co.; member, Partners for Progress;
                                  Trustee, New England Banking Institute; 1992
                                  Chairperson, Portland Region, United Way of Greater
                                  Portland campaign; President of Pine Tree Council of
                                  Boy Scouts of America.

Curtis M. Scribner          58    Director of the Company; Director of the Bank;            1977
                                  Principal of C.M. Scribner & Co., a real estate
                                  holding company; past president of J.B. Brown & Son,
                                  a real estate management and development company;
                                  Trustee of Hurricane Island Outward Bound; Director
                                  of the Rufus Deering Co. and of Forest City
                                  Chevrolet; member of the Maine Alliance and Maine
                                  Committee of Newcomen Society; Corporator, Maine
                                  Medical Center and Chairperson of its Real Estate
                                  Committee; Honorary Trustee of the North Yarmouth
                                  Academy.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE NOMINEES FOR DIRECTOR.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                     DIRECTORS WITH TERMS EXPIRING IN 1997

Andrew W. Greene            52    Director of the Company; President, Chief Executive       1992
                                  Officer and Director of Blue Cross/Blue Shield of
                                  Maine; President, Chief Executive Officer and
                                  Director of Blue Alliance Mutual Insurance Company;
                                  Chairperson of the Board and Chief Executive Officer
                                  of Machigonne Agency, Inc.; Director, National Blue
                                  Cross and Blue Shield Association; member of the
                                  President's Council of Visitors, University of
                                  Southern Maine; member of Senator Cohen's Health Care
                                  Advisory Group; member of the Board of Corporators,
                                  Maine Medical Center Foundation; member of Partners
                                  for Progress; member of the Board of Trustees, New
                                  Hampshire College; member of the Board of Directors
                                  of the Gulf of Maine Aquarium Development
                                  Corporation; member of the Board of Directors of the
                                  Maine Coalition for Excellence in Education.

Robert A. Marden            69    Vice Chairperson of the Board of Directors of the         1976
                                  Company since October 1990 and former Chairperson of
                                  the Board; Chairperson of the Board of Directors of
                                  the Bank since October 1990; attorney and member of
                                  the law firm of Marden, Dubord, Bernier & Stevens,
                                  Waterville, Maine; Trustee Emeritus of Colby College.

Malcolm W. Philbrook, Jr.   62    Director of the Company; Director of the Bank since       1976
                                  1976 and Vice Chairperson of the Board of Directors
                                  of the Bank; attorney and President of the law firm
                                  of Crockett, Philbrook & Crouch, P.A., Auburn, Maine;
                                  Director of the Lewiston/ Auburn YMCA; Director,
                                  Patrons Mutual Insurance Co.; President and Trustee,
                                  Winter Foundation.

                              DIRECTORS WITH TERMS EXPIRING IN 1998

Robert B. Bahre             68    Director of the Company; Chairperson, President and       1988
                                  Chief Executive Officer of Oxford Bank & Trust from
                                  1988 to its merger into the Bank in March 1993 and
                                  Director of Oxford Bank & Trust from 1972 until the
                                  same; Chief Executive Officer of New Hampshire
                                  International Speedway.

Katherine M. Greenleaf      47    Director of the Company; former Director of the Bank      1981
                                  from 1981 to 1991; Principal of Katherine M.
                                  Greenleaf Consulting, a human resources consulting
                                  concern, from 1995 to present; Vice President of The
                                  Limited Stores from 1993 to 1995; Vice President of
                                  Hannaford Bros., Inc. 1985 to 1993; former Vice
                                  President of UNUM, from 1973 to 1985; admitted to
                                  practice law before the Maine and Massachusetts Bars;
                                  member of Hurricane Island Outward Bound.

Pamela P. Plumb             52    Director of the Company; Vice Chairperson of the          1979
                                  Company since 1990; former Vice Chairperson of the
                                  Bank and Director of the Bank; President, Pamela
                                  Plumb & Associates; member of the Board of the
                                  Children's Museum, Advisory Board of Greater Portland
                                  Landmarks, Inc. and the Gulf of Maine Aquarium;
                                  Co-Chair, Campaign for Greater Portland Cares; former
                                  Mayor and member of the City Council of the City of
                                  Portland, Maine; former Board member and
                                  past-President of the National League of Cities.

Dana Levenson               42    Director of the Company; Director of The First            1995
                                  National Bank of Portsmouth since 1993; Director of
                                  First Coastal Banks, Inc.; President of Ann Ellen
                                  Enterprises, Inc., a 35-store specialty retail
                                  operation; member of Portsmouth Rotary Club since
                                  1977; Treasurer of Dartmouth Club of the Seacoast;
                                  former Director of Portsmouth Rotary, Portsmouth
                                  Chamber of Commerce and Pro-Portsmouth, Inc.

                           STOCKHOLDER NOMINATIONS

     Article III, Section 4 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all nominations for election to the Board of Directors, other than those made by the Board, to be made at a meeting of stockholders called for the election of Directors, and only by a stockholder who has complied with the notice provisions in that section. Written notice of a stockholder nomination must be given either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Company not later than (i) 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission"); and (e) the consent of each nominee to serve as a Director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any stockholder nominations for Director in connection with the Annual Meeting.

            MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Regular meetings of the Board of Directors of the Company are held six times per year. The Board of Directors of the Company held a total of 11 regular and special meetings during 1995. In addition, there were meetings during 1995 of the Executive, Governance and Nominating, and Audit Committees of the Board of Directors. With the exception of Director Marden, no Director of the Company attended fewer than 80% of the aggregate total number of meetings of the Board of Directors held while he or she was a member of the Board during 1995 and the total number of meetings held by all committees thereof during the period which he or she served on such committees during 1995. Director Marden suffered an illness which precluded him from attending meetings of the Board and its Committees for a significant portion of the year.

     The Board of Directors of the Company has established various committees, including Executive/ALCO, Asset Review, Audit, Human Resources and Governance and Nominating Committees. The Asset Review Committee has been established to provide direct involvement of the Board of Directors in asset quality issues of the Company. A brief description of the Audit, Human Resources and Governance and Nominating Committees is set forth below.

     The Audit Committee receives and reviews internal and independent auditors' reports and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, the members of this committee are Directors Philbrook (Chairperson), Gray and Scribner. The Audit Committee met five times in 1995.

     The Human Resources Committee has been delegated authority to handle all personnel and compensation matters for the Company. Currently, the members of this committee are Directors Greenleaf (Chairperson), Gray, Greene and Plumb. The Human Resources Committee met six times in 1995.

     The Governance and Nominating Committee evaluates and makes recommendations to the Board of Directors for the election of Directors. Currently, the members of this committee are Directors Ryan (Chairperson), Marden and Plumb. The Governance and Nominating Committee met one time during 1995.

                          COMPENSATION OF DIRECTORS

     Fees. Directors of the Company, other than those Directors who are employed by the Company or its subsidiaries, are paid an annual retainer of $9,000, $4,000 of which is in the form of restricted stock under the Company's Restricted Stock Plan for Non-Employee Directors, described below. In addition, Directors, other than those who are employed by the Company or its subsidiaries, annually receive an option to purchase 1,000 shares of Common Stock (the "Option") under the 1995 Stock Option Plan for Non-Employee Directors (the "Option Plan"), described below. Mr. Marden receives a total of $16,000, $4,000 of which is in the form of restricted stock, in recognition of his additional duties as Chairperson of the Board of Directors of the Bank. All non-employee Directors also receive $500 for attendance at each meeting of the Board or any of its committees and reimbursement for travel time in excess of one hour at a rate of $25 per hour per meeting, up to a maximum of six hours.

     Restricted Stock Plan for Non-Employee Directors. In 1990, the Board of Directors and stockholders of the Company adopted a Restricted Stock Plan for Non-Employee Directors (the "Plan"), pursuant to which a portion of the compensation of the non-employee Directors of the Company and the Bank is paid in shares of Common Stock. Each member of the Board of Directors of the Company and/or the Board of Directors of the Bank who is not a full-time employee of the Company or any of its subsidiaries shall be eligible participants in the Plan (the "Participants"). Directors who are employees of the Company or any of its subsidiaries are not eligible to participate in the Plan.

     Commencing with the calendar year 1994, $4,000 of the amount of the annual fee payable to each Participant for service on the Board of Directors of the Company and $2,500 of the amount of the annual fee payable to each Participant for service on the Board of Directors of the Bank who also is not a member of the Board of Directors of the Company shall be payable solely in shares of Common Stock. Such fees shall be payable in one annual installment on the first day of July in each calendar year for service on the Boards of Directors of the Company and/or the Bank and any committee thereof in the first six months of such calendar year. The number of shares of Common Stock to be issued to each Participant on each payment date shall be determined by dividing such annual installment by the fair market value of such shares, which is defined in the Plan to mean the closing price of the Common Stock on the last trading day preceding the relevant payment date, as reported in The Wall Street Journal.

     During the month of December of any calendar year, the Board of Directors of the Company may elect to decrease the amount of the annual fee payable in the form of shares of Common Stock to each Participant for service on the Boards of Directors of the Company and/or the Bank and any committee thereof during the succeeding calendar year or to increase the amount of such annual fee payable in the form of shares of Common Stock to a dollar amount which does not exceed $10,000 in the case of Participants on the Board of Directors of the Company and $2,500 in the case of Participants on the Board of Directors of the Bank who also are not Directors of the Company. Any such election shall remain in effect from year to year until changed by the Board of Directors of the Company in the month of December of any calendar year for the next succeeding calendar year, and no such election shall be effective until the next calendar year.

     The holders of shares of Common Stock acquired pursuant to the Plan are entitled to all distributions made with respect thereto and all voting rights associated therewith. The shares of Common Stock issued under the Plan may not be sold, hypothecated or transferred (including, without limitation, transfer by gift, or donation), however, except that such restrictions shall lapse upon (a) death of the Participant; (b) disability of the Participant preventing continued service on the Board; (c) retirement of the Participant from service as a Director of the Company and the Bank in accordance with the policy on retirement of non-employee Directors of the same then in effect; (d) termination of service as a Director with the consent of a majority of the members of the Board of Directors of the Company or the Board of Directors of the Bank, as applicable, other than the Participant; or (e) a Change in Control, as defined in the Plan. If a Participant ceases to be a Director of the Company or the Bank for any other reason, the shares of Common Stock issued to such Director pursuant to the Plan shall be forfeited and revert to the Company. Certificates evidencing the shares of Common Stock issued to Participants pursuant to the Plan contain a restrictive legend which notes the foregoing restrictions on transfer.

     In 1995, an aggregate of 3,825 shares of Common Stock were issued pursuant to the Plan, including 262 shares of Common Stock to each non-employee Director of the Company.

     1995 Stock Option Plan for Non-Employee Directors. In 1995, the Board of Directors and the stockholders of the Company adopted the Option Plan, pursuant to which each person who is elected or appointed a Director at each annual meeting shall automatically receive an option to purchase 1,000 shares of Common Stock. Each director of the Company or the Bank who is not an employee of the Company or the Bank or any parent or subsidiary thereof shall be eligible to participate in the Option Plan. Directors who are employees of the Company or any of its subsidiaries are not eligible to participate in the Option Plan.

     Commencing at the annual meeting in 1995, 1,000 Options were granted to each non-employee director of the Company and the Bank. The exercise price per share for each Option granted shall be the fair market value per share of the Common Stock of the Company on the day the Option is granted. For purposes of the

Option Plan, fair market value shall be the per share closing price of the Common Stock on the date of the grant of the Option on the Nasdaq Stock Market's National Market.

     Each Option shall have a term of ten years from the date of grant, except that in the event that an optionee ceases to be a Director for any reason, (i) any Option held by such Optionee which has not yet become exercisable shall expire immediately, and (ii) the unexercised portion of any exercisable Option held by such optionee shall expire as of the earlier of the termination date of the Option or the first anniversary of the day the optionee ceases to be a Director.

     An Option shall first become exercisable on the first business day following the date six months after the date of grant, and thereafter shall remain exercisable through the term of the Option, subject to earlier termination as discussed above, provided that all Options granted under the Option Plan shall be fully exercisable from and after the date the Company enters into any agreement which will result in a liquidation, a sale of all or substantially all of the assets of the Company or a merger or other reorganization in which the Company is not the survivor or in which all of the Common Stock is not sold or exchanged. During the period that it is exercisable, an Option may be exercised in whole or in part by the Optionee.

     An Option may not be sold, transferred, assigned, pledged, hypothecated, attached, executed upon or otherwise disposed of in whole or in part in any way other than by will or the laws of descent and distribution. A beneficiary may be designated with respect to an Option in the event of the death of the Optionee.

     In 1995, an aggregate of 9,000 Options were granted pursuant to the Option Plan to each non-employee Director of the Company.

     Directors' Deferred Compensation Plan. The Company and the Bank maintain a Directors' Deferred Compensation Plan which allows Directors of the Company and the Bank to defer all or any portion of the fees received from the Company or the Bank. Benefits are payable upon the date elected by the Directors for the distribution in a lump sum or in equal annual installments over a period not to exceed ten years, and a Director may elect annually to have the amounts deferred treated as if they were invested in a money market account, a mutual fund selected by the administering committee or in Common Stock. During 1995, Directors Greene and Levenson elected to defer certain of their compensation pursuant to the Directors' Deferred Compensation Plan.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is provided with respect to each person who currently serves as an executive officer of the Company but does not serve on the Company's Board of Directors. There are no arrangements or understandings between the Company and any such person pursuant to which such person has been elected an officer, and no such officer is related to any Director or other officer of the Company by blood, marriage or adoption.

     Peter J. Verrill, 47, was elected Chief Operating Officer and Chief Financial Officer of the Company and the Bank, effective January 1, 1996. From 1988 through December 1995, Mr. Verrill served as Executive Vice President and Treasurer of the Company and as its Chief Financial Officer. Previously, Mr. Verrill served as Senior Vice President and Treasurer of the Bank from February 1985 through January 1988, and as Executive Vice President, Chief Financial Officer and Treasurer of the Bank from February 1988 through December 1995. Mr. Verrill, who is a certified public accountant, was Senior Vice President, Finance of a predecessor of the Bank from 1982 to 1985. Mr. Verrill serves as a Director of Catholic Charities of Maine, a non-profit organization which provides human services under various state, federal and private contracts, and as Chairperson of its Financial Management Committee. Mr. Verrill also is a Director of United Way of Greater Portland, as well as a member of its Finance Committee. Mr. Verrill is a member of the American Institute of Certified Public Accountants and the Maine Society of Public Accountants.

     John W. Fridlington, 51, was elected Executive Vice President of the Company and Executive Vice President of Commercial Lending of the Bank in January 1992. Mr. Fridlington was formerly Executive Vice President, Commercial Lending, at Heritage Bank for Savings in Holyoke, Massachusetts from 1988 to 1992.

Prior to his tenure at Heritage Bank for Savings, Mr. Fridlington's banking career included over 20 years of service in various capacities at Community Savings Bank, BayBank Valley Trust Co., Mechanics Bank and New England Merchants Bank, all of which are located in Massachusetts. Mr. Fridlington serves as a Director of the Institute for Civic Leadership in Portland; the Park Danforth Corporation, a private non-profit housing corporation; and the Maine Children's Cancer Program. Mr. Fridlington also serves on the campaign cabinet of the United Way of Greater Portland.

     Henry G. (Bill) Beyer, 51, was elected Executive Vice President of the Company in 1994 and Executive Vice President of the Bank in 1991. He currently oversees retail delivery functions, small business banking and training functions. Mr. Beyer has been with the Bank and a predecessor of the Bank since 1982. Prior to joining the Bank, Mr. Beyer was employed by Maine National Bank as Director of Correspondent Banking and Marketing. Mr. Beyer is Chairperson of the Board of Directors of the Salvation Army of Northern New England; an Advisory Board member of Pine Tree Legal Assistance; a Board member of Williams School of Banking; a member of the Maine Association of Community Banks, Legislative Committee; a Board member of Maine Educational Loan Marketing Corp.; and a member of the Advisory Committee to the Maine Bureau of Banking.

     Carol L. Mitchell, 40, joined the Company in August 1990 and was elected Senior Vice President, General Counsel and Clerk in 1992. Ms. Mitchell currently oversees the Legal Affairs, Human Resources and Facilities Departments of the Company and/or the Bank. Prior to joining the Company, Ms. Mitchell's banking career included service in various capacities at Maine Savings Bank and the Bank of Boston. She is an attorney, admitted to practice law in Maine, and is a member of the American Bar Association, the Maine Bar Association and the Cumberland County Bar Association. Ms. Mitchell is a Board member of the Maine Bar Foundation and serves on its Bankers Advisory Committee; a past member of the General Committee of the Cumberland Bar Association; a mentor for the Judge Baker Child Advocacy Program; and Program Chairperson for the Maine In-house Counsel Association.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information as to the Common Stock beneficially owned as of the indicated date by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), who or which were known by the Company to be the beneficial owner of 5% or more of the outstanding
Common Stock, (ii) each Director and executive officer of the Company named in the summary compensation table below and (iii) all Directors and executive officers of the Company as a group.

                                                                        SHARES BENEFICIALLY OWNED
                                                                        AS OF FEBRUARY 15, 1996(1)
                                                                        --------------------------
                     NAME OF BENEFICIAL OWNER                           AMOUNT             PERCENT
                     ------------------------                           -------            -------
Legg Mason, Inc....................................................     894,925(2)          5.3%
  7 East Redwood Street
  P.O. Box 17023
  Baltimore, Maryland 21203-7023

FMR Corp., et. al..................................................     891,900(3)          5.2
  82 Devonshire Street
  Boston, Massachusetts 02109-3614

Directors:
     Robert P. Bahre...............................................      38,660(4)           --
     Everett W. Gray...............................................       5,583(4)           --
     Andrew W. Greene..............................................       3,179(4)           --
     Katherine M. Greenleaf........................................       7,123(4)           --
     Dana S. Levenson..............................................       5,262(4)           --
     Robert A. Marden..............................................       8,864(4)(5)        --
     Malcolm W. Philbrook, Jr......................................      47,282(4)(6)        --
     Pamela P. Plumb...............................................       9,281(4)           --
     William J. Ryan...............................................     146,841(7)           --
     Curtis M. Scribner............................................       8,303(4)           --

Executive officers who are not Directors:
     Henry G. Beyer................................................      29,543(7)           --
     John W. Fridlington...........................................      43,711(7)           --
     John E. Menario...............................................      85,728(7)(8)        --
     Peter J. Verrill..............................................      64,881(7)(9)        --

All Directors and executive officers of the Company as a group
  (15 persons).....................................................     520,680(10)         3.0

 ---------------

 (1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the issued and outstanding Common Stock.

 (2) Based on a Schedule 13G filed under the Exchange Act on February 14, 1996, Legg Mason, Inc. has sole voting power and sole dispositive power over the indicated shares.

 (3) Based on a Schedule 13G filed under the Exchange Act on February 14, 1996, FMR Corp. has sole voting power over 434,100 shares and sole dispositive power over 891,900 shares.

 (4) In the case of all indicated directors other than Mr. Marden, includes outstanding options to purchase 1,000 shares of Common Stock granted pursuant to the Company's 1995 Stock Option Plan for Non-

     Employee Directors, and in the case of Mr. Marden includes outstanding options to purchase 523 shares of Common Stock granted pursuant to such plan (net of exercises during the year).

 (5) Includes 1,564 shares held by Mr. Marden's spouse, with whom beneficial ownership of such shares is shared.

 (6) Includes 1,670 shares held by one entity for which Mr. Philbrook serves as Director; beneficial ownership of such shares is shared with the other members of the investment committee. Also includes 14,416 shares held in various trusts for which Mr. Philbrook serves as sole trustee or in one case as co-trustee; beneficial ownership of 2,505 of such shares is shared with a co-trustee.

 (7) Includes shares over which an officer has voting power pursuant to the Company's Thrift Incentive Plan and Profit Sharing Employee Stock Ownership
     Plan, and options to purchase shares of Common Stock granted pursuant to the Company's 1986 Stock Option and Stock Appreciation Rights Plan, as amended (the "1986 Option Plan"), which are exercisable within 60 days of February 15, 1996 as follows:

                                                                 PROFIT SHARING      CURRENTLY
                                                                 EMPLOYEE STOCK     EXERCISABLE
                                       THRIFT INCENTIVE PLAN     OWNERSHIP PLAN       OPTIONS
                                       ---------------------     --------------     -----------
          William J. Ryan............          21,826                 2,062           110,727
          Henry G. Beyer.............          10,698                 1,482            17,323
          John W. Fridlington........           2,944                 1,176            34,823
          John E. Menario............           5,448                 2,283            34,554
          Peter J. Verrill...........          17,451                 2,062            40,569

 (8) Includes 28,920 shares held jointly with Mr. Menario's wife and 1,247 shares held solely by Mr. Menario's wife, with whom beneficial ownership of such shares is shared.

 (9) Includes 3,824 shares held jointly with Mr. Verrill's wife, as well as 250 shares and 25 shares held by Mr. Verrill's wife and son, respectively, in each case with whom beneficial ownership of such shares is shared.

(10) Includes an aggregate of 69,498 shares of Common Stock which are held by the trusts established pursuant to the Thrift Incentive Plan (59,779 shares) and the Company's Profit Sharing Employee Stock Ownership Plan (9,719 shares) on behalf of executive officers of the Company as a group. Also includes 258,103 shares which may be acquired by directors and executive officers as a group upon the exercise of outstanding stock options which are exercisable within 60 days of February 15, 1996. Shares subject to such stock options are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by Directors and executive officers of the Company as a group.

     Under Section 16(a) of the Exchange Act, the Company's Directors, officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission and the National Association of Securities Dealers, Inc. ("NASD") by specific dates. Based on representations of its Directors and officers and copies of the reports that they have filed with the Commission and the NASD, the Company believes that all of these filing requirements were satisfied by the Company's Directors and officers in 1995, with the exception of a late filing by Director Plumb to report the purchase of 75 shares pursuant to a dividend reinvestment plan during 1994.

                     COMPENSATION OF EXECUTIVE OFFICERS AND
                          TRANSACTIONS WITH MANAGEMENT


SUMMARY COMPENSATION TABLE

     The following table discloses compensation received by the Company's chief executive officer and the four other most highly-compensated executive officers of the Company for the three years ended
December 31, 1995.

                                                                                     LONG-TERM COMPENSATION
                                                                                --------------------------------
                                                                                      AWARDS
                                                ANNUAL COMPENSATION             -------------------    PAYOUTS
                                       --------------------------------------   RESTRICTED            ----------
                                                               OTHER ANNUAL       STOCK     OPTIONS/     LTIP         ALL OTHER
     EXECUTIVE OFFICER          YEAR   SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)   SARS(#)   PAYOUTS($)   COMPENSATION($)
     -----------------          ----   ---------   --------   ---------------   ---------   -------   ----------   ---------------
                                          (1)        (2)            (3)                       (4)        (5)             (6)
William J. Ryan...............  1995   $363,136   $229,950         $5,723           $0      59,705      $    0         $ 9,000
Chairperson, President and      1994    333,941    245,000          4,845            0      67,972       3,479          12,000
  Chief Executive Officer       1993    267,396    156,000          7,585            0      24,035       3,160          25,498

John E. Menario Sr. ..........  1995    186,750    122,354          2,138            0      29,504           0           9,000
Executive Vice President and    1994    176,599    131,021              0            0      33,541       5,777          12,000
  Chief Operating Officer(7)    1993    167,345     88,200              0            0      12,784       5,252          21,190

Peter J. Verrill..............  1995    170,729    122,354          2,944            0      26,393           0           9,000
Executive Vice President and    1994    161,120    102,914          3,256            0      29,563       4,880          12,000
  Chief Financial Officer(8)    1993    149,877     69,300          2,263            0      10,042       4,428          19,433

John W. Fridlington...........  1995    163,437     96,106            581            0      26,393           0           9,000
Executive Vice President --     1994    153,927    102,914            581            0      29,563           0          12,000
  Commercial Lending            1993    142,584     69,300            581            0      10,042           0          15,823

Henry G. Beyer................  1995    135,879     96,106              0            0      26,393           0           9,000
Executive Vice President --     1994    127,195    102,914              0            0      29,563       2,380          12,000
  Retail Banking(9)

---------------

(1) In addition to base salaries, amounts disclosed in this column include (i) amounts deferred pursuant to the Company's Senior Officers' Deferred Compensation Plan, which generally allows eligible officers to defer up to 35% of their salaries, and (ii) amounts deferred pursuant to the Company's Thrift Incentive Plan, which generally allows employees of the Company and participating subsidiaries to defer up to 15% of their compensation, subject to applicable limitations in Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Executive officers are considered for base salary adjustments each April 1.

(2) Bonuses in 1995 were earned under the Company's Annual Incentive Compensation Program and paid in 1996.

(3) Includes the value of a Company-owned automobile for Mr. Ryan and club memberships for Messrs. Ryan, Menario, Verrill and Fridlington, which in each case amounts to substantially less than the lesser of either $50,000 or 10% of the total of annual salary and bonus for the respective named executive officers.

(4)  Consists of awards granted pursuant to the Company's 1986 Option Plan.

(5) Long-term incentive payments were earned in 1989 under the Company's Long-Term Incentive Bonus Plan based on the Company's earnings per share performance in 1989, but vested and were distributed over a five-year period ending in 1994. Long-term incentive payments under this plan have not been earned since 1989.

(6) Includes matching contributions by the Company pursuant to the Company's Thrift Incentive Plan and contributions to the Company's Profit Sharing and Employee Stock Ownership Plan.

(7) Effective February 1, 1996, Mr. Menario retired as an executive officer and became Special Assistant to the President.

(8) Effective January 1, 1996, Mr. Verrill was elected Chief Operating Officer of the Company and the Bank.

(9)  Mr. Beyer became an executive officer of the Company in 1994.


OPTIONS/SAR GRANTS IN 1995

     The following table provides information relating to option grants pursuant to the 1986 Option Plan during 1995 to the named executive officers.


                                                                                        POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                             ---------------------------------------------------------  RATES OF STOCK PRICE
                                          PERCENT OF TOTAL                                APPRECIATION FOR
                                          OPTIONS GRANTED                                  OPTION TERM(6)
                               OPTIONS    TO EMPLOYEES IN  EXERCISE       EXPIRATION    --------------------
 EXECUTIVE OFFICER           GRANTED(#)       1995(3)        PRICE           DATE          5%         10%
 -----------------           ----------   ---------------  ---------    --------------  --------    --------
William J. Ryan............   29,705(1)         7.4%       $21.00(4)      October 2005  $392,403    $994,226
                              30,000(2)         7.5         21.00(5)     December 2005   386,700     980,100
John E. Menario............   14,504(1)         3.6         21.00(4)      October 2005   191,598     485,449
                              15,000(2)         3.8         21.00(5)     December 2005   193,350     490,050
Peter J. Verrill...........   11,393(1)         2.8         21.00(4)      October 2005   150,502     381,324
                              15,000(2)         3.8         21.00(5)     December 2005   193,350     490,050
John W.  Fridlington.......   11,393(1)         2.8         21.00(4)      October 2005   150,502     381,324
                              15,000(2)         3.8         21.00(5)     December 2005   193,350     490,050
Henry G. Beyer.............   11,393(1)         2.8         21.00(4)      October 2005   150,502     381,324
                              15,000(2)         3.8         21.00(5)     December 2005   193,350     490,050

---------------

(1) Options vest and become exercisable 50% per year commencing on the first anniversary of the date of grant (October 24, 1996). None of the indicated awards were accompanied by stock appreciation rights.

(2) Options fully vest and become exercisable on the fifth anniversary of the date of grant (December 19, 2000). None of the indicated awards were accompanied by stock appreciation rights.

(3) Percentage of options to purchase an aggregate of 399,139 shares of Common Stock granted to all employees during 1995.

(4) The exercise price was based on the market price of the Common Stock on the date of grant.

(5) The exercise price was based on the higher of the market price on the date of the grant ($20.50) or the market price on October 24, 1995 ($21.00).

(6) Assumes future stock prices of $34.21 and $54.47 for options granted on October 24, 1995 and $33.39 and $53.17 for options granted on December 19, 1995, at compounded rates of return of 5% and 10%, respectively. No discount has been applied to determine a net present value of each award; however, a 7.0% discount would yield real values of 51% of the values shown under the 5% and 10% columns, respectively.


AGGREGATED OPTION/SAR EXERCISES IN 1995 AND YEAR-END OPTION/SAR VALUES

      The following table provides information relating to option/SAR exercises in 1995 by the named executive officers and the value of such officers' unexercised options/SARs at December 31, 1995.

                                                                                          VALUE OF UNEXERCISED
                                                                   NUMBER OF                  IN-THE-MONEY
                                                                  OPTIONS/SARS              OPTIONS/SARS AT
                                                                 AT YEAR END(#)              YEAR END($)(1)
                             SHARES ACQUIRED     VALUE     --------------------------  --------------------------
  EXECUTIVE OFFICER          ON EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
  -----------------          ---------------  -----------  -----------  -------------  -----------  -------------
William J. Ryan.............        0              0         110,727       133,691     $1,687,052      $919,747
John E. Menario.............        0              0          34,554        66,275        424,373       459,405
Peter J. Verrill............        0              0          40,569        61,175        592,154       437,313
John W.  Fridlington........        0              0          34,823        61,175        470,334       437,313
Henry G. Beyer..............        0              0          29,823        61,175        377,234       437,313

---------------

(1) Based on a per share market price of $22.75


PENSION PLAN

     The following table sets forth the estimated benefits payable under the Company's qualified defined benefit plan for all eligible employees. This benefit and a supplemental benefit (for those executive officers covered under a supplemental retirement plan, as described below) provide a competitive total pension benefit plan. Covered compensation in the following table is limited to the $150,000 ceiling as provided under the Omnibus Budget Reconciliation Act of 1993.

 CAREER AVERAGE       10 YEARS       15 YEARS       20 YEARS       25 YEARS       30 YEARS       35 YEARS
  COMPENSATION       OF SERVICE     OF SERVICE     OF SERVICE     OF SERVICE     OF SERVICE     OF SERVICE
----------------     ----------     ----------     ----------     ----------     ----------     ----------
$125,000               $25,082        $37,623        $50,165        $62,706        $75,247       $ 87,788
 150,000 or more        30,457         45,686         60,915         76,143         91,372        106,601

Notes:

(1) Benefit formula is 1.5% of career average earnings plus 0.65% of career average earnings above covered compensation. For 1996 year of retirement covered compensation equalled $27,580.

(2) Career average salary limited to $150,000.

(3) Maximum allowable annual benefit for 1996 is $120,000.

     The amounts indicated for each of the named executive officers assume level salaries until retirement and that participants elect a straight life annuity form of benefit. The maximum annual compensation which may be taken into account under qualified plans will be indexed for inflation after 1994. Benefits in excess of the maximum would be paid pursuant to the supplemental retirement agreements which the Company has entered with its named executive officers.

     Messrs. Ryan, Menario, Verrill, Fridlington and Beyer each have supplemental retirement agreements which provide for a cumulative retirement benefit (together with qualified plan benefits and other integrated benefits, as set forth below) equal to 65% of their respective compensation for the highest five consecutive of the last ten years of the executive's employment. Compensation includes annual salary and bonuses, but excludes amounts paid pursuant to any stock option, stock appreciation right or other long-term compensation plans of the Company. The Company does not believe that the covered compensation for this purpose differs substantially (by more than 10%) from that set forth in the Summary Compensation Table set forth above. The benefits under the supplemental retirement agreements for covered executives generally are integrated with, and thus reduced by, (i) 50% of the officer's primary Social Security benefit estimated at the normal retirement age of 65; (ii) the annual amount of benefits payable to the officer at age 65 on a life annuity basis from the qualified pension retirement plan maintained by the Company; (iii) the annual amount of benefits payable on the same basis of that portion of the account balances attributable to contributions by the Company to any and all qualified defined contribution plans maintained by the Company; and (iv) the annual amounts of benefits payable on the same basis attributable to contributions by the Company to any other qualified or non-qualified retirement plans or agreements maintained or entered into by the Company. Each of the supplemental retirement agreements provides for a reduction in the benefit to be provided if the executive does not complete 25 years of service with the Company or its subsidiaries.

     At December 31, 1995, the expected annual benefits under the supplemental retirement agreements with Messrs. Ryan, Menario, Verrill, Fridlington and Beyer were $181,204, $41,914, $0, $18,059 and $42,681, respectively, assuming level future salaries and an 8% return on defined contribution investment accounts. These figures are based on 13, 5, 19, 14 and 13 years until retirement for Messrs. Ryan, Menario, Verrill, Fridlington and Beyer, respectively.

     At December 31, 1995, Messrs. Ryan, Menario, Verrill, Fridlington and Beyer had 6, 9, 18, 4 and 14 years of credited service under the Company's defined benefit pension plan, respectively.

SEVERANCE AND EMPLOYMENT AGREEMENTS

     The Company and the Bank have entered into severance agreements with Messrs. Ryan, Verrill, Fridlington and Beyer, pursuant to which these officers would receive specified benefits in the event that their employment was terminated by the Company and the Bank other than for cause, disability, retirement or death following a change in control of the Company, as defined, or the officers terminated their employment under such circumstances for "good reason," as defined. The benefits payable under such circumstances generally would amount to three times the compensation paid to Messrs. Ryan and Verrill and two times the compensation paid to each other officer by the Company and the Bank in effect on the date of termination of employment, including base salary and bonuses under any employee benefit plans of the Company and the Bank, as well as continued participation in most employee benefit plans of the Company for the applicable three- or two-year severance period following termination of employment. The agreements also provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, and payments will cause the executive officer to incur an excise tax under the Code, the Company shall pay the executive officer an amount such that after payment of all federal, state and local income tax and any additional excise tax, the executive will be fully reimbursed for the amount of such excise tax ("gross-up provision"). Excess parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date of a change in control of the employer ("base amount"). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

     Pursuant to an Employment Agreement, dated as of June 30, 1995 (the "Agreement"), between the Company and John E. Menario, Mr. Menario retired as an executive officer of the Company and became Special Assistant to the President effective February 1, 1996. The Agreement provides that Mr. Menario shall be employed by the Company as such for 1,000 hours during any calendar year from February 1, 1996 to January 31, 2001. During this period, Mr. Menario shall be paid a salary at an annual rate of $90,000, which shall be reviewed annually for increase in the sole judgment of the Chief Executive Officer of the Company and shall be increased in all events by a percentage which is not less than the average percentage increase in salary applicable to Executive Vice Presidents of the Company. The Agreement also provides that Mr. Menario shall receive a percentage of his annual salary as an annual bonus, with such percentage to be determined by reference to the percentage of "mid-point" salaries set as the target bonus opportunity for Executive Vice Presidents of the Company for that year, as well as stock options at such times and pursuant to such terms as are applicable to Executive Vice Presidents of the Company in an amount equal to one half the average number of shares applicable to simultaneous grants to such Executive Vice Presidents. The Agreement may be terminated by the Company with or without cause, as defined, subject to the payment of specified benefits, which in the case of a termination for cause consist solely of salary and benefits earned to the date of termination of employment and any unpaid annual bonus earned for the performance year prior to the performance year in which employment terminates. Pursuant to the Agreement, which also contains certain non-competition provisions, the Company and Mr. Menario also entered into a Severance Agreement which generally provides that in the event a "change in control of the Company," as defined, occurs on or before December 31, 2000, the period of Mr. Menario's employment by the Company shall be deemed to commence on the date of such change in control and end on the earlier of the last day of the 24th month following the month in which the change in control occurred or the termination date under the Agreement (the "Employment Period"). The Severance Agreement provides Mr. Menario with specified benefits in the event that his employment was terminated by the Company during the Employment Period other than for cause, disability or death (in which case benefits generally would be determined pursuant to the Agreement) or Mr. Menario terminated his employment during such period for "good reason," as defined. Under such circumstances, Mr. Menario generally would be entitled to receive from the Company, in addition to specified accrued benefits to the date of termination, a lump sum payment equal to his "annual compensation," as defined, multiplied by the lesser of (i) 2 or
(ii) a fraction, the numerator of which is the number of months remaining through December 31, 2000 and the denominator of which is 12. In addition, under such circumstances, Mr. Menario's rights under any equity or long-term incentive plan shall be fully vested to the extent such rights would have become vested had Mr. Menario remained in the employ of the Company until December 31, 2000, Mr. Menario's rights, if any, to supplemental pension payments shall be fully vested, and Mr. Menario shall continue to be covered at the expense of the Company by the same or equivalent specified employee benefit plans until the earlier of 24 months following termination of employment, the date Mr. Menario obtains comparable benefits through new employment and December 31, 2000. The Severance Agreement also contains a gross-up provision which protects the executive in the event that any excise taxes may be payable under the Code because the specified benefits constitute "excess parachute payments."

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR THE EXCHANGE ACT, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE HUMAN RESOURCES COMMITTEE AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

REPORT OF THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the Board of Directors of the Company makes this report on executive compensation for the year ended December 31, 1995.

     During 1995, the members of the Human Resources Committee were Katherine M. Greenleaf, Chairperson, Everett W. Gray, Andrew W. Greene and Pamela P. Plumb.

     One of the responsibilities of the Human Resources Committee is to determine the compensation of the executive officers of the Company. The components of compensation include salary, bonuses under an Annual Incentive Compensation Program, stock options and stock appreciation rights under the Company's 1986 Option Plan and contributions by the Company under its defined benefit Pension Plan, Thrift Incentive Plan and Profit Sharing and Employee Stock Ownership Plan. The bases for determining contributions to the Company's Pension Plan, Thrift Incentive Plan and Profit Sharing and Employee Stock Ownership Plan are the same for all participants in those plans, including executive officers.

     It is the policy of the Human Resources Committee to determine the components of executive compensation to accomplish the following objectives:

          A. To reward executives for enhancement of shareholder value as reflected in the Company's annual earnings performance and the market price of the Common Stock;

          B. To balance awards for accomplishments of short and long-term performance criteria;

          C. To sponsor a pay-for-performance structure which awards executives with above-market levels of compensation when the Company outperforms its peer group, and below-market compensation when financial performance trails its peer group;

          D. To encourage ownership in the Company through annual grants of stock options, not only to highly compensated executives of the Company, but also to management personnel throughout the Company; and

          E. To attract and retain highly-qualified executives critical to the Company's long-term success.

     The Company's compensation philosophy is to provide its executives, including the President and Chief Executive Officer, competitive, conservative base salaries along with performance-based annual bonus and long-term incentives. Annual bonus and long-term incentive components provide an appropriate balance and focus between near-term and long-term objectives of the Company. The compensation model for executives of the Company targets total compensation to be competitive (at least the 50th percentile) when measured against a range of selected comparable companies, including bank holding companies and banks in the Company's size range. Comparability is established based on several criteria, including size, scope of business and geographical proximity. This comparative analysis was carried out in 1995 with the assistance of Towers Perrin, a nationally-recognized independent consulting firm. The comparison group is broader than the regional bank holding company and bank group described in the performance graph below, and contains some, but not all of the bank holding companies and banks in that group. Based on the advice of its independent consultants, the Committee believes that the broader group provides a sounder basis for comparison in setting compensation levels. The Committee also seeks to ensure that compensation reflects annual evaluation of corporate and individual performance. Except as otherwise described below, the Committee adjusted salaries in 1995 based on this methodology, and with the assistance of Towers Perrin.

     Mr. Ryan's salary was increased from $350,000 to $367,500, which was slightly above the mid-range of the selected comparison group. Mr. Ryan's salary, after adjustment in 1994, was at the mid-point for that year, consistent with the policy described above. The mid-point for comparable companies did not increase in 1995. However, due to the continued excellent results achieved by the Company in 1994, particularly as regards return on assets, the Committee determined that a five percent increase in salary was appropriate.

     The annual bonus plan provided for payouts at a specific target (40% and 35% of base salary range mid-point for the President and Chief Executive Officer and Executive Vice President levels, respectively) upon achieving net earnings of $29.4 million for the year, with a maximum payout of 70% and 65%, respectively, for net earnings of at least $34.8 million, or 18.4% over forecasted earnings. Under the plan, a threshold level of earnings of $25.4 million was required before any bonus compensation was paid. As a result of the Company's earnings for 1995, bonuses for Messrs. Ryan, Menario, Verrill, Fridlington and Beyer were $229,950, $122,354, $122,354, $96,106, and $96,106, respectively.

     The Committee has awarded stock option grants under the Company's 1986 Option Plan annually at market rate exercise prices since 1991. Annual awards are made under this program under a formula which attempts to provide executives long-term compensation equal to the target for long-term compensation in the model. Those targets were 46% and 39% of salary range mid-points for the President and Chief Executive Officer and the Executive Vice Presidents, respectively. Sufficient shares are granted so that if share prices improve at a rate of 10% annually for five years, the spread between the market price at that time and the exercise price will be sufficient such that the present value of the spread multiplied times the number of shares issued equals the target annual long-term compensation amount.

     During 1994, the Committee retained Frederic W. Cook & Co., Inc. ("Cook"), a nationally-recognized consulting firm, to evaluate stock ownership by management. Based on Cook's analysis, the Committee concluded that beneficial ownership by the Company's management was comparable to the holdings of managements of comparable banking institutions, but that some increase in ownership opportunity was warranted in order to further encourage a long-term commitment by senior management. As a result, and based on Cook's proposal, the Committee determined in 1994 to grant to the President and Chief Executive Officer options to acquire 30,000 shares and each of the Executive Vice Presidents options to acquire 15,000 shares, at an exercise price equal to the higher of the fair market value of such shares on December 20, 1994 or on October 25, 1994. These options are generally exercisable only after five years of continued employment following the grant. The Committee also determined to consider further option grants to these executives, similar in amount, price and timing, in each of the next two years, if warranted by the Company's performance. In 1995, based on overall Company performance, the Committee determined that an additional grant, as contemplated in the Cook proposal, was appropriate. As a result, the Committee determined to grant to the President and Chief Executive Officer options to acquire an additional 30,000 shares and each of the Executive Vice Presidents options to acquire 15,000 shares, at an exercise price equal to the higher of the fair market value of such shares on December 19, 1995 or on October 24, 1995. In reviewing the President and Chief Executive Officer's compensation, the Committee became concerned that his current supplemental pension accrual was not in proportion to his pay or seniority. This was the result of his relatively short period of service with the Company, as well as his salary and bonus history prior to 1994. The Committee is satisfied that the supplemental pension formula will provide an adequate pension at the Chief Executive Officer's projected retirement date. However, the Committee deemed it appropriate to provide a minimum pension, based upon his current pay, with credit for additional deemed years of service. In this way, the Chief Executive Officer has a reasonable guarantee of a competitive pension if his employment is terminated involuntarily other than for cause (but not if such employment is terminated voluntarily or for cause).

     The Committee has considered changes in the Code pursuant to which publicly-held companies will be subject to a maximum income tax deduction of $1 million with respect to annual compensation paid to any one of the Chief Executive Officer or the other officers appearing in the Summary Compensation Table above (with certain exceptions for "performance based" compensation). The Committee believes that the likelihood of any impact on the Company from this change in the tax law is remote at this time. Notwithstanding the foregoing, however, the proposed 1986 Equity Plan has been structured in order to ensure that compensation which is attributable to stock options and stock appreciation rights granted pursuant thereto will be deductible, performance-based compensation pursuant to the applicable provisions of the Code and the regulations thereunder.
                                          Respectfully submitted,



                                          Katherine M. Greenleaf, Chairman
                                          Everett W. Gray
                                          Andrew W. Greene
                                          Pamela P. Plumb

PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total return on the Common Stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Standard & Poor's 500 Stock Index and
(ii) the yearly cumulative total return on the stocks included in the Keefe
Bruyette & Woods, Inc. ("KBW") New England Bank Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

     Peoples Heritage Financial (PHBK) v. The Five Year Total Return For
                 KBW New England Bank Index and S&P 500 Index

  Measurement Period        KBW New
(Fiscal Year Covered)       England         S&P 500           PHBK

12/31/90                     100.00          100.00          100.00
                             145.37          114.47          175.00
                             125.96          114.22          100.00
                             147.99          120.33           83.33
12/31/91                     175.57          130.34           87.50
                             229.78          127.06          183.33
                             238.01          129.48          258.33
                             235.98          133.56          212.50
12/31/92                     308.34          140.25          325.00
                             342.04          146.36          362.50
                             322.44          147.05          325.00
                             417.52          150.84          387.50
12/31/93                     411.65          154.33          400.00
                             433.03          148.52          345.83
                             510.16          149.16          443.67
                             487.09          156.45          496.57
12/31/94                     414.42          156.42          407.36
                             465.28          171.60          432.31
                             528.58          187.93          518.08
                             604.84          202.82          634.83
12/31/95                     646.81          214.61          796.58

INDEBTEDNESS OF MANAGEMENT

     Directors, officers and employees of the Company and its subsidiaries are permitted to borrow from the Company's banking subsidiaries in accordance with the requirements of federal and state law. All loans made by the Company's banking subsidiaries to Directors and executive officers or their associates have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features. At December 31, 1995, the Company's banking subsidiaries had $12.6 million of loans outstanding to Directors and officers of the Company and its subsidiaries and related parties of such persons.

CERTAIN TRANSACTIONS

     The law firm of Marden, Dubord, Bernier & Stevens, of which Robert A. Marden is a partner, provides legal services to the Bank from time to time in the ordinary course of business. The law firm of Crocker, Philbrook and Crouch, PA, of which Malcolm Philbrook is a partner, provides legal services to the Bank from time to time in the ordinary course of business. Blue Cross/Blue Shield of Maine, of which Andrew Greene is President, Chief Executive Officer and Director, is one of two companies which provide health insurance to employees of the Company and its banking subsidiaries. In addition to the foregoing, the Bank, as successor to Oxford Bank and Trust, leases the main office of its Oxford Division from Robert P. Bahre under a lease which provides for a current annual base rental of $177,469.

     The Company believes that the foregoing transactions are fair to and in the best interests of the Company and its stockholders.

                         PROPOSAL TO AMEND THE ARTICLES
                   OF INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

                                 (PROPOSAL TWO)

     At the Annual Meeting, stockholders will be asked to consider and approve a proposal to amend the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock from 30,000,000 to 100,000,000. Such amendment was unanimously approved by the Board of Directors of the Company in February 1996.

     The Company's Articles of Incorporation currently authorize 35,000,000 shares of capital stock, consisting of 30,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). The proposed amendment to the Articles of Incorporation would increase the number of shares of authorized capital stock by 70,000,000 shares, from 35,000,000 shares to 105,000,000 shares. If the amendment is authorized, the first two sentences of Article 4 of the Company's Articles of Incorporation would be amended to read as follows:

     "The total number of shares of capital stock which the Corporation has authority to issue is 105,000,000, of which 5,000,000 shall be serial preferred stock, $.01 par value per share (hereinafter the "Preferred Stock") and 100,000,000 shall be common stock, par value $.01 per share (hereinafter the "Common Stock"). The aggregate par value of all authorized shares of capital stock having a par value is $1,050,000.

     As of December 31, 1995, there were 16,944,158 shares of Common Stock outstanding. As of the same date, there were an aggregate of 11,733,868 shares of Common Stock reserved for issuance, consisting of (i) 1,930,644 shares reserved for issuance pursuant to the Company's 1986 Option Plan, Employee Stock Purchase Plan and 1995 Stock Option Plan for Non-Employee Directors, (ii) 8,128,330 shares of Common Stock reserved for issuance pursuant to the Agreement and Plan of Merger, dated as of October 25, 1995 (the "Agreement"), among the Company, First Coastal Banks, Inc. and Bank of New Hampshire Corporation

("BNHC"), and (iii) 1,674,894 shares of Common Stock reserved for issuance pursuant to the Stock Option Agreement, dated as of October 25, 1995 (the "Stock Option Agreement"), between the Company and BNHC. It is anticipated that no shares of Common Stock will be issued pursuant to the Stock Option Agreement, which terminates upon the earliest to occur of several specified times, including the effective time of the Company's acquisition of BNHC. In addition, as described below, the Board of Directors has proposed to reserve up to an additional 1,250,000 shares of Common Stock for issuance pursuant to the proposed 1996 Equity Plan. Assuming that the 1996 Equity Plan is adopted, the acquisition of BNHC is completed and no shares of Common Stock are issued pursuant to the Stock Option Agreement, the Company will have approximately 3,180,644 shares of authorized Common Stock reserved for issuance.

     The Board of Directors of the Company has determined that the number of shares of authorized Common Stock should be increased to provide the Company with the flexibility to conduct the Company's future operations, including the issuance, distribution, exchange or reservation of shares of Common Stock for stock dividends, acquisitions, financings and employee equity compensation plans. The Board of Directors currently has no specific plans to issue additional Common Stock, except pursuant to the Company's director and employee equity compensation plans and in connection with the acquisition of BNHC pursuant to the Agreement.

     Under certain circumstances, authorized but unissued shares of Common Stock and Preferred Stock can provide the Board of Directors of the Company with a means of discouraging an unsolicited change in control of the Company. Although the proposed amendment may allow the Board of Directors to issue additional shares of Common Stock in the event of an unsolicited attempt to acquire control of the Company as a means of discouraging a hostile acquiror, the Board of Directors has no present intention of using the existing or proposed authorized but unissued Common Stock or the existing authorized but unissued Preferred Stock for such purpose, except to the extent that such an issuance could occur pursuant to the Company's existing Stockholder Rights Plan. The Board of Directors is not presently aware of any plans to acquire control of the Company.

     Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Stockholders who desire to maintain their interests may be able to do so through normal market purchases, however.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF ADOPTION OF THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                   APPROVAL OF THE 1996 EQUITY INCENTIVE PLAN

                                (PROPOSAL THREE)

     Since 1991, the Company has emphasized the grant of stock options at market rate exercise prices as a means of providing long-term incentive compensation to, and encouraging a long-term commitment by, key employees. These grants have been made pursuant to the 1986 Option Plan, which authorizes the issuance of a total of 1,670,000 shares of Common Stock. As of December 31, 1995, the Company had issued an aggregate of 190,038 shares of Common Stock pursuant to the 1986 Option Plan and options to purchase an additional 1,436,823 shares of Common Stock were outstanding.

     The Company believes that stock options and other stock compensation can, in appropriate circumstances, enhance the Company's ability to meet its long-term goals and intends to continue to utilize this means of compensation for its and its affiliates' employees, including persons who become such employees as a result of the Company's pending acquisition of BNHC, which does not have a stock compensation plan. As a result, in February 1996, the Board of Directors unanimously adopted, subject to stockholder approval at the Annual Meeting, the Peoples Heritage Financial Group, Inc. 1996 Equity Incentive Plan. If approved by stockholders, the 1996 Equity Plan will provide for the grant of stock options and other stock and cash awards in order to facilitate the attraction, retention and motivation of key employees, as well as enable such employees to participate in the long-term growth and financial success of the Company.

MATERIAL FEATURES OF THE 1996 EQUITY PLAN

     The following brief description of the material features of the 1996 Equity Plan is qualified in its entirety by reference to the full text of the 1996 Equity Plan, which is attached to this Proxy Statement as Annex A.

     The 1996 Equity Plan shall be administered by a committee designated by the Board of Directors and composed of at least the minimum number of persons required by Rule 16b-3, each of whom, as may be required by Rule 16b-3, is a "disinterested person" within the meaning of this rule (the "Committee"). Currently, the Human Resources Committee of the Board of Directors serves in this capacity. The Committee shall have, among other powers, the power to interpret, waive, amend, establish or suspend rules and regulations of the 1996 Equity Plan in its administration of the 1996 Equity Plan.

     The 1996 Equity Plan also may be administered by the Board of Directors of the Company to the extent permitted by Rule 16b-3, as amended from time to time. In the event of such administration by the Board of Directors, all references to the Committee in the 1996 Equity Plan shall be deemed to refer to the Board of Directors.

     The Committee shall have sole and complete authority to grant to eligible participants one or more equity awards, including incentive stock options and/or nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards, or any combination thereof. The Committee shall have the sole discretion to determine the number or amount of shares, units, cash or other rights or awards to be awarded to any participant; however, subject to adjustment as provided in the 1996 Equity Plan, no participant may receive awards under the 1996 Equity Plan in any calendar year that relate to more than 150,000 shares.

     Subject to the restrictions described below, the Committee in its sole discretion shall establish the exercise price, grant price or value of awards. All stock options which are granted under the 1996 Equity Plan shall have a per share exercise price which is not less than 100% of the fair market value of a share of Common Stock on the date of grant, and all restricted stock units shall have a value equal to the fair market value of a share of Common Stock. Currently, the fair market value of a share of Common Stock for purposes of the 1996 Equity Plan generally shall be the closing price of a share of Common Stock on the Nasdaq Stock Market's National Market.

     Each award will be evidenced by an award agreement that will be delivered to the participant specifying the terms and conditions of the award and any rules applicable to such award. Upon a change in control of the Company, as defined in, and subject to certain limitations under, the 1996 Equity Plan, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted. Awards are nontransferable; however, an award may be transferable under the 1996 Equity Plan to the extent determined by the Committee and set forth in the applicable award agreement if such award agreement provisions do not disqualify such award for exemption under Rule 16b-3, if such award is not intended to qualify for exemption under Rule 16b-3 or, with respect to awards which are incentive stock options, if such provisions do not prevent the incentive stock options from qualifying as such under applicable laws and regulations.

     Unless sooner terminated, the 1996 Equity Plan shall remain in effect for a period of ten years ending on the tenth anniversary of its adoption by the Board of Directors of the Company on February 13, 1996. Termination of the 1996 Equity Plan shall not affect any awards previously granted thereunder and such awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ELIGIBLE PARTICIPANTS

     Under the 1996 Equity Plan, any employee of the Company or the Company's affiliates who is not a member of the Committee may be designated by the Committee as a participant and receive awards thereunder. This currently includes the chief executive officer, who is a director, four other executive officers and, as of the date hereof, approximately 1,500 other employees. Non-employee directors of the Company are not eligible to receive awards under the 1996 Equity Plan.

SHARES RESERVED UNDER THE 1996 EQUITY PLAN

     The initial number of shares of Common Stock that may be issued pursuant to the 1996 Equity Plan shall be equal to the sum of (i) 845,000 and (ii) 4.9% of the total number of shares of Common Stock actually issued by the Company in connection with the acquisition of BNHC pursuant to the Agreement. Assuming that the maximum 8,128,330 shares of Common Stock are issued by the Company pursuant to the Agreement, a total of 1,250,000 shares of Common Stock would be issuable pursuant to the 1996 Equity Plan (845,000 plus 4.9% of 8,128,330, or 405,000).

     The total number of shares of Common Stock that may be issued pursuant to the 1996 Equity Plan is subject to adjustment by the Committee in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding Common Stock. The shares issuable under the 1996 Equity Plan may be from either authorized but previously unissued shares of Common Stock or from reacquired shares of Common Stock, including shares purchased by the Company on the open market and held as treasury shares.

NATURE OF AMENDMENTS ALLOWED TO THE 1996 EQUITY PLAN WITHOUT STOCKHOLDER ACTION

     The Board of Directors may amend, suspend, discontinue or terminate the 1996 Equity Plan or any portion thereof at any time, provided that no such action will be made without stockholder approval if such approval is (i) necessary to comply with any tax or regulatory requirement with which the Board of Directors of the Company deems it necessary or desirable to comply or (ii) otherwise required by applicable law.

NEW PLAN BENEFITS

     No benefits or amounts have been allocated under the 1996 Equity Plan; nor are any such benefits or amounts now determinable. For comparison purposes, reference is made to the grant of options under the 1986 Option Plan in 1995, as set forth above under the caption "Option/SAR Grants in 1995." In addition to the data shown in that table, in 1995, options to purchase 168,388 shares of Common Stock were granted to all executive officers as a group and options to purchase 230,751 shares of Common Stock were granted to all other employees as a group. All options granted by the Company in 1995 had a per share exercise price equal to the market value of a share of Common Stock on the date of grant.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a summary of the federal income tax consequences under the Code relating to awards which may be granted under the 1996 Equity Plan.

     Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option that meets the requirements of Section 422 of the Code. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

     If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on an arm's length sale of such shares) over the exercise price of the underlying options, and the Company will be entitled to deduct such amount. Any gain realized from the shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by the Company.

     An incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, except in certain cases where the incentive stock option is exercised after the death or permanent and total disability of the optionee. If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option.

     Nonqualified Stock Options. No taxable income is recognized by the optionee at the time a nonqualified stock option is granted under the 1996 Equity Plan. Generally, on the date of exercise of a nonqualified stock option, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

     If the stock received upon exercise of an option or stock appreciation right is subject to a substantial risk of forfeiture pursuant to Section 16(b) under the Exchange Act or otherwise, the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described below for restricted stock.

     Stock Appreciation Rights. No income will be recognized by an optionee in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the optionee generally will be required to include as taxable ordinary income in the year of such exercise an amount equal to the amount of cash received and the fair market value of any stock received. The Company generally will be entitled to a deduction equal to the amount includable as ordinary income by such optionee.

     Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the excess of the fair market value of the stock (measured at the time the stock is either transferable or is no longer subject to forfeiture) over the amount, if any, paid for such stock. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of issuance of the restricted stock to be taxed at the time of issuance of the restricted stock will recognize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will be entitled to a capital loss for tax purposes only for the amount paid for the forfeited shares, not the amount recognized as ordinary income as a result of the Section 83(b) election. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of shares begins when the forfeiture period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).

     Other Awards. The federal income tax treatment of other awards which may be granted under the 1996 Equity Plan which are not described above will depend on the specific terms of such awards. Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1996 Equity Plan.

     Parachute Payments. The acceleration of the vesting or payment of an award under the 1996 Equity Plan in connection with a change in control of the Company may, depending upon the individual circumstances of the participant, cause certain amounts attributable thereto to be treated as "excess parachute payments" as defined in the Code. "Excess parachute payments" are non-deductible by the Company for purposes of the Code and subject the employee to a 20% federal excise tax thereon in addition to regular income taxes.

     Deduction Limit for Certain Executive Compensation. For fiscal years commencing on or after January 1, 1994, Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers ("covered executives"). Certain types of compensation, including compensation based on performance goals, are excluded from the $1 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the "Certification Requirement").

     Final Treasury regulations issued in December 1995 provide that compensation attributable to a stock option or stock appreciation right is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (i) the grant is made by a compensation committee consisting solely of two or more outside directors, as defined; (ii) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee; and (iii) under the terms of the option or stock appreciation right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant or award. The Certification Requirement is not necessary if these other requirements are satisfied.

     The 1996 Equity Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to stock options and stock appreciation rights granted under the 1996 Equity Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a covered executive exceeded $1 million, however, compensation attributable to other awards, such as restricted stock, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by a compensation committee meeting specified requirements and disclosed to and approved by the stockholders of the Company. The Board of Directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

     THE ABOVE DESCRIPTION OF TAX CONSEQUENCES IS NECESSARILY GENERAL IN NATURE AND DOES NOT PURPORT TO BE COMPLETE. MOREOVER, STATUTORY PROVISIONS ARE SUBJECT TO CHANGE (IN SOME CASES RETROACTIVELY), AS ARE THEIR INTERPRETATIONS, AND THEIR APPLICATION MAY VARY IN INDIVIDUAL CIRCUMSTANCES (INCLUDING WITHOUT LIMITATION IN THE CASE OF PERSONS WHO ARE SUBJECT TO SECTION 16 OF THE EXCHANGE ACT AND REGULATIONS THEREUNDER.) FINALLY, THE CONSEQUENCES UNDER APPLICABLE STATE AND LOCAL INCOME TAX LAWS MAY NOT BE THE SAME AS UNDER FEDERAL INCOME TAX LAWS.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE 1996 EQUITY PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                (PROPOSAL FOUR)

     The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1996, and has further directed that selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     Representatives from KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR 1996.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders, which is scheduled to be held in April 1997, must be received at the principal executive offices of the Company, One Portland Square, P.O. Box 9540, Portland, Maine

04112-9540, Attention: Carol L. Mitchell, Esq., Senior Vice President, General Counsel, Secretary and Clerk, no later than November 22, 1996. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any stockholder proposals be sent certified mail, return-receipt requested.

     Stockholder proposals which are not presented to the Company for inclusion in its proxy solicitation materials in compliance with Rule 14a-8 under the Exchange Act must comply with the Company's Bylaws with respect to any proposal to be presented at the Company's next annual meeting of stockholders. To be properly brought before an annual meeting of stockholders pursuant to the Company's Bylaws, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice thereof in writing to the Clerk of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. Stockholder proposals for the annual meeting of stockholders of the Company in 1997 must be received at the executive offices of the Company by January 22, 1996. A stockholder's notice should be sent to Carol L. Mitchell, Esq., Senior Vice President, General Counsel, Secretary and Clerk, Peoples Heritage Financial Group, Inc., One Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, and must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the books of the Company of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1995 accompanies this Proxy Statement. Such report is not part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE COMMISSION UNDER THE EXCHANGE ACT. UPON WRITTEN REQUEST AND A PAYMENT OF A COPYING CHARGE OF TEN CENTS PER PAGE, THE COMPANY ALSO WILL FURNISH TO ANY STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO CAROL L. MITCHELL, ESQ., SENIOR VICE PRESIDENT, GENERAL COUNSEL, SECRETARY AND CLERK, PEOPLES HERITAGE FINANCIAL GROUP, INC., ONE PORTLAND SQUARE, P.O. BOX 9540, PORTLAND, MAINE 04112-9540. SUCH REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company has retained Morrow & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $5,000 plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                                                         ANNEX A

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                           1996 EQUITY INCENTIVE PLAN

     SECTION 1. Purpose. The purposes of the Peoples Heritage Financial Group, Inc. 1996 Equity Incentive Plan are to promote the interests of Peoples Heritage Financial Group, Inc. and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Affiliates; (ii) motivating such employees by means of performance-related incentives to achieve long-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or Other Stock-Based Award.

     "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall be deemed to have occurred if: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company and any trustee or other fiduciary holding securities under any employee benefit plan of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. If any of the events enumerated in clauses (i) through (iv) occur, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of the Plan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3, as from time to time amended. Until otherwise determined by the Board, the Human Resources Committee designated by the Board shall be the Committee under the Plan.

     "Company" shall mean Peoples Heritage Financial Group, Inc.

     "Employee" shall mean an employee of the Company or of any Affiliate.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion, provided that, unless otherwise determined by the Committee in order to satisfy the requirements relating to Incentive Stock Options under applicable laws and regulations, the "Fair Market Value" of a Share shall be (i) if the Shares are listed or admitted to trading on any securities exchange or national market system in the United States, the closing price, regular way, on such day on the principal securities exchange or national market system in the United States on which Shares are traded, (ii) if the Shares are not then listed or admitted to trading on any such day, or if no sale takes place on such day, the average of the closing bid and asked prices in the United States on such day, as reported by a reputable quotation source designated by the Committee, and (iii) if the Shares are not then listed or admitted to trading on any such securities exchange or national market system and no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices in the United States on such day, as reported in The Wall Street Journal (Eastern edition) or other newspaper designated by the Committee.

     "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provisions thereto.

     "Net After-Tax Amount" shall mean the net amount of compensation, assuming for this purpose only that all vested Awards and other forms of compensation subject to vesting upon a Change of Control are exercised upon such Change in Control, to be received (or deemed to have been received) by such Participant in connection with such Change in Control under any option agreement and under any other plan, arrangement or contract of the Company to which such Participant is a party, after giving effect to all income and excise taxes applicable to such payments.

     "Nonqualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
Option.

     "Other Stock-Based Award" shall mean any right granted under Section 10 of the Plan.

     "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

     "Performance Award" shall mean any right granted under Section 9 of the Plan.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan" shall mean this Peoples Heritage Financial Group, Inc. 1996 Equity Incentive Plan.

     "QDRO" shall mean a domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

     "Restricted Stock Award" shall mean any Award granted under Section 8 of the Plan.

     "Restricted Stock" shall mean any Share granted under Section 8 of the Plan.

     "Restricted Stock Unit" shall mean any unit granted under Section 8 of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

     "Shares" shall mean shares of the common stock, $.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

     "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

     SECTION 3.  Administration.

     (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

     (c) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company or any Affiliate, or to a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

     (d) Authority of Board. Notwithstanding anything to the contrary contained in the Plan, the Plan also may be administered by the Board to the extent permitted by Rule 16b-3, as amended from time to time. In the event of such administration by the Board, all references to the Committee in the Plan shall be deemed to refer to the Board and any officer or employee-director of the Company or any Affiliate shall be eligible to be designated a Participant.

     SECTION 4.  Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be equal to the sum of (i) 845,000 and (ii) 4.9% of the total number of Shares actually issued by the Company pursuant to an Agreement and Plan of Merger, dated as of October 25, 1995, among the Company, First Coastal Banks, Inc. and Bank of New Hampshire Corporation. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in
Section 4(b), no Participant may receive Awards under the Plan in any calendar year that relate to more than 150,000 Shares.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code, as from time to time amended, and (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of
Section 162(m) of the Code, as from time to time amended, or Rule 16b-3, as from time to time amended.

     (c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or any Affiliate, who is not a member of the Committee, shall be eligible to be designated a Participant.

     SECTION 6.  Stock Options.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

     (b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted, provided that the per share price at which Shares may be purchased upon exercise of an Option shall be no less than one hundred percent (100%) of the Fair Market Value of a Share at the time such Option is granted.

     (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

     SECTION 7.  Stock Appreciation Rights.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall have a grant price as determined by the Committee on the date of grant.

     (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, with respect to any Stock Appreciation Right that is not related to an Incentive Stock Option and that can only be exercised for cash during limited periods of time in order to satisfy the conditions of Rule 16b-3, the exercise of such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights granted thereafter. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

     (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights granted thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     SECTION 8.  Restricted Stock and Restricted Stock Units.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company and the other terms and conditions of such Awards.

     (b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

     (c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

     (d) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

     (e) Voting of Restricted Stock. Unless otherwise determined by the Committee at the time of grant, an Employee to whom Shares of Restricted Stock shall be granted shall be entitled to vote such Shares.

     SECTION 9.  Performance Awards.

     (a) Grant. The Committee shall have sole and complete authority to determine the Employees who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine.

     (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

     (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

     SECTION 10. Other Stock-Based Awards. The Committee shall have authority to grant to eligible Employees an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

     SECTION 11. Termination or Suspension of Employment. The following provisions shall apply in the event of the Participant's termination of employment unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

     (a) Nonqualified Stock Options and Stock Appreciation Rights.

          (i) Termination of Employment. If the Participant's employment with the Company or its Affiliates is terminated for any reason other than death, permanent and total disability or retirement, the Participant's right to exercise any Nonqualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (A) the first anniversary of such termination of employment or (B) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment. The Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

          (ii) Death, Disability or Retirement. If the Participant's employment with the Company or its Affiliates is terminated by death, permanent and total disability or retirement, the Participant or his successor (if employment is terminated by death) shall have the right to exercise any Nonqualified Stock Option or Stock Appreciation Right to the extent it was exercisable at the date of such termination of employment and shall not have been exercised, but in no event shall such Option or Stock Appreciation Right be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment. The meaning of the terms "permanent and total disability" and "retirement" shall be determined by the Committee.

          (iii) Acceleration and Extension of Exercisability. Notwithstanding the foregoing, the Committee may, in its discretion, provide (A) that an Option granted to a Participant may terminate at a date earlier than that set forth above, including without limitation the date of termination of employment, (B) that an Option granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option would have expired had it not been for the termination of the Participant's employment, and (C) that an Option or Stock Appreciation Right may become immediately exercisable when it finds that such acceleration would be in the best interests of the Company.

     (b) Incentive Stock Options. Except as otherwise determined by the Committee at the time of grant, if the Participant's employment with the Company is terminated for any reason, the Participant shall have the right to exercise any Incentive Stock Option and any related Stock Appreciation Right during the 90 days after such termination of employment to the extent it was exercisable at the date of such termination, but in no event later than the date the option would have expired had it not been for the termination of such employment. If the Participant does not exercise such Option or related Stock Appreciation right to the full extent permitted by the preceding sentence, the remaining exercisable portion of such Option automatically will be deemed a Nonqualified Stock Option, and such Option and any related Stock Appreciation Right will be exercisable during the period set forth in Section 11(a) of the Plan, provided that in the event that employment is terminated because of death or the Participant dies during such 90-day period, the option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422 of the Code, or any successor provisions, and any regulations promulgated thereunder.

     (c) Restricted Stock. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company at the price (if any) paid by the Participant for such Restricted Stock, provided that in the event of a Participant's retirement, permanent and total disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

     SECTION 12. Change in Control. Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of Award; provided, however, that unless otherwise determined by the Committee at the time of grant or thereafter, if it is determined that the Net After-Tax Amount to be realized by any Participant, taking into account the accelerated vesting provided for by this Section as well as all other payments to be received by such Participant in connection with such Change in Control, would be higher if Awards did not vest in accordance with this Section, then and to such extent the Awards of such Participant shall not vest. The determination of whether any such Award should not vest shall be made by a nationally-recognized accounting firm selected by the Company, which shall be instructed to consider that (i) Awards and other forms of compensation subject to vesting upon a Change of Control shall be vested in the order in which they were granted and within each grant in the order in which they would otherwise have vested and (ii) unless and to the extent any other plan, arrangement or contract of the Company pursuant to which any such payment is to be received provides to the contrary, such other payment shall be deemed to have occurred after any acceleration of Awards or other forms of compensation subject to vesting upon a Change in Control.

     SECTION 13.  Amendment and Termination.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is (i) necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) otherwise required by applicable law.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended, or Rule 16b-3, as from time to time amended.

     SECTION 14.  General Provisions.

     (a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     (b) Nontransferability. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution or pursuant to a QDRO, provided, however, that an Award may be transferable, to the extent determined by the Committee and set forth in the applicable Award Agreement, (i) if such Award Agreement provisions do not disqualify such Award for exemption under Rule 16b-3, as from time to time amended, (ii) if such Award is not intended to qualify for exemption under such rule or (iii) with respect to Awards which are Incentive Stock Options, if such Award Agreement provisions do not prevent the Incentive Stock Options from qualifying as such under Section 422 of the Code, as from time to time amended.

     (c) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (d) Share Certificates. All certificates for Shares or other securities of the Company of any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock exchange or national market quotation system upon which such Shares or other securities are then listed or quoted, respectively, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e) Withholding. A participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of any Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

     (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

     (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (h) No Right to Employment. Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee to continue in the employ of the Company or any Affiliate.

     (i) No Rights as Stockholder. Subject to the provisions of the applicable Award and the Plan, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

     (j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maine.

     (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

     (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (p) Successors and Assigns. The Plan and any Award Agreement shall be binding upon the successors and assigns of the Company and upon each Participant and such Participant's heirs, executors, administrators, personal representatives, permitted assignees and successors in interest.

     SECTION 15.  Effective Date; Term of the Plan.

     (a) Effective Date. The Plan shall be effective as of February 13, 1996, subject to approval by the stockholders of the Company within one year thereafter.

     (b) Term of the Plan. Unless sooner terminated, the Plan shall remain in effect for a period of ten years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 REVOCABLE PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. (the "Company"), hereby appoints each of Roger B. Percival and O. William Robertson as Proxies, with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 23, 1996, at 10:30 a.m., local time, or any adjournment thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, FOR THE PROPOSAL TO ADOPT A 1996 EQUITY INCENTIVE PLAN FOR KEY EMPLOYEES OF THE COMPANY AND FOR THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1996. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

         IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                                ----------------
                                                                I plan to attend
                                                                the meeting
                                                                     /   /
                                                                ----------------

1.  Election of Directors for Three-Year Terms:

    Nominees for Three-Year Term Expiring in 1999:
    Everett W. Gray
    William J. Ryan
    Curtis M. Scribner

    FOR all listed nominees (except                        WITHHOLD
    as marked to the contrary herein)                      AUTHORITY
                                                          to vote for
                                                      all listed nominees

               /   /                                         /   /


INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

--------------------------------------------------------------------------------

2. To amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 100,000,000.

            FOR         AGAINST        ABSTAIN

          /   /          /   /          /   /


3.  To adopt a 1996 Equity Incentive Plan for key employees of the Company.


            FOR         AGAINST        ABSTAIN

          /   /          /   /          /   /

4. Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1996.


            FOR         AGAINST        ABSTAIN

          /   /          /   /          /   /


5. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.

                    Dated:                                              , 1996
                           ---------------------------------------------

                    Signature
                              ------------------------------------------

                    Signature
                              ------------------------------------------
                                             (print name)

                    IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                    NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                                                  March 22, 1996

To:  Participants in the Thrift Incentive Plan and
     Profit Sharing Employee Stock Ownership Plan of Peoples Heritage Financial Group, Inc.

         As described in the enclosed materials, your proxy as a stockholder of the Company is being solicited in connection with the proposals to be considered at the Company's Annual Meeting of Stockholders. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of Common Stock of the Company allocated to your accounts under the Company's Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan (together the "Plans") will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot for each of the Plans, which will permit you to vote the shares allocated to your accounts under the Plans, and a stamped, pre-addressed return envelope. After you have reviewed the Proxy Statement, I urge you to vote your shares in the Plans by marking, dating, signing and returning the enclosed voting instruction ballots to the internal audit department of Peoples Heritage Bank. Your voting instructions will remain completely confidential. Only the Company's internal auditor, who will tabulate the voting instructions, will have access to your ballots. The Company's internal auditor will certify the totals for the Plans to Peoples Heritage Bank, which acts as Trustee for the Plans, for the purpose of having those shares voted as directed. No other person associated with the Company or Peoples Heritage Bank will see the individual voting instructions.

         I urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions are not received, the shares allocated to your accounts will be voted in the same proportion as the shares under the respective Plans have voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

                                        Sincerely yours,

                                        William J. Ryan
                                        Chairman, President and
                                        Chief Executive Officer

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1996

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. (the "Company"), pursuant to the Company's Profit Sharing Employee Stock Ownership Plan (the "ESOP") hereby instructs Peoples Heritage Bank, as Trustee for the ESOP, to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned holds pursuant to the ESOP at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 23, 1996, at 10:30 a.m., local time, or any adjournment thereof.

         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE. IF YOU DO NOT RETURN THIS BALLOT, SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE SHARES UNDER THE ESOP HAVE VOTED.

         IMPORTANT:  PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                                ----------------
                                                                I plan to attend
                                                                the meeting
                                                                     /   /
                                                                ----------------

1.  Election of Directors for Three-Year Terms:

    Nominees for Three-Year Term Expiring in 1999:
    Everett W. Gray
    William J. Ryan
    Curtis M. Scribner

    FOR all listed nominees (except                        WITHHOLD
    as marked to the contrary herein)                      AUTHORITY
                                                          to vote for
                                                      all listed nominees

               /   /                                         /   /

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

--------------------------------------------------------------------------------

2. To amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 100,000,000.

            FOR         AGAINST        ABSTAIN

          /   /          /   /          /   /



3.  To adopt a 1996 Equity Incentive Plan for key employees of the Company.


            FOR         AGAINST        ABSTAIN

          /   /          /   /          /   /

4. Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1996.


            FOR         AGAINST        ABSTAIN

          /   /          /   /          /   /



5. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.

                    Dated:                                              , 1996
                           ---------------------------------------------

                    Signature
                              ------------------------------------------

                    Signature
                              ------------------------------------------
                                             (print name)

                    IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                    NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1996

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. (the "Company"), pursuant to the Company's Thrift Incentive Plan (the "Plan") hereby instructs Peoples Heritage Bank, as Trustee for the Plan, to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned holds pursuant to the Plan at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 23, 1996, at 10:30 a.m., local time, or any adjournment thereof.

         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE. IF YOU DO NOT RETURN THIS BALLOT, SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE SHARES UNDER THE PLAN HAVE VOTED.

         IMPORTANT:  PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                                ----------------
                                                                I plan to attend
                                                                the meeting
                                                                     /   /
                                                                ----------------

1.  Election of Directors for Three-Year Terms:

    Nominees for Three-Year Term Expiring in 1999:
    Everett W. Gray
    William J. Ryan
    Curtis M. Scribner


    FOR all listed nominees (except                        WITHHOLD
    as marked to the contrary herein)                      AUTHORITY
                                                          to vote for
                                                      all listed nominees

               /   /                                         /   /

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

--------------------------------------------------------------------------------


2. To amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 100,000,000.


            FOR         AGAINST        ABSTAIN

          /   /          /   /          /   /



3.  To adopt a 1996 Equity Incentive Plan for key employees of the Company.


            FOR         AGAINST        ABSTAIN

          /   /          /   /          /   /

4. Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1996.

            FOR         AGAINST        ABSTAIN

          /   /          /   /          /   /



5. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.

                    Dated:                                              , 1996
                           ---------------------------------------------

                    Signature
                              ------------------------------------------

                    Signature
                              ------------------------------------------
                                             (print name)

                    IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                    NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.